As filed with the Securities and Exchange Commission on January 9, 2026

Registration No. 333-284116

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Trident Digital Tech Holdings Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suntec Tower 3,

8 Temasek Boulevard Road, #24-03

Singapore, 038988

+65 6513 6868

(Address, including zip code, of Principal Executive Offices)

2023 Equity Incentive Plan

(Full title of the plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(800) 221-0102
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Soon Huat Lim
Chief Executive Officer
Trident Digital Tech Holdings Ltd
Suntec Tower 3,
8 Temasek Boulevard Road, #24-03
Singapore, 038988
+65 6513 6868

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 (“Post-Effective Amendment”) amends the Registration Statement on Form S-8 (File No. 333-284116) of Trident Digital Tech Holdings Ltd (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) on January 2, 2025 (together with the Post-Effective Amendment, the “Registration Statement”), with respect to the Class B ordinary shares issuable pursuant to the Registrant’s 2023 Equity Incentive Plan, as amended and restated.

At its annual general meeting of shareholders on December 23, 2025, the Registrant approved and adopted the Second Amended and Restated 2023 Equity Incentive Plan (the “Second A&R 2023 Plan”) to adjust the number of shares available for awards to 230,191,250 Class B ordinary shares. Prior to such meeting of shareholders, an aggregate of 137,500,000 Class B ordinary shares offered under the Registration Statement and the 2023 Equity Incentive Plan, as amended and restated prior to such meeting of shareholders, have been sold.

As a result, the Registrant is filing this Post-Effective Amendment to incorporate the Second A&R 2023 Plan as Exhibit 10.1 to the Registration Statement and to reflect that a total of up to 230,191,250 Class B ordinary shares may become available for issuance under the Second A&R 2023 Plan.

The following documents are incorporated herein by reference:

(a) The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the Commission on April 28, 2025 (File No. 001- 41848);

(b) The Registrant’s Current Reports on Form 6-K, filed with the Commission on February 12, 2025, March 27, 2025, May 19, 2025, June 12, 2025, June 25, 2025, August 1, 2025, August 18, 2025, September 23, 2025, October 31, 2025, November 20, 2025 and December 23, 2025;

(c) The description of the Registrant’s Class B ordinary shares contained in the Registrant’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (“Exchange Act”) filed on October 24, 2023, as modified by any amendment or report filed for the purpose of updating such description (Exchange Act Registration No. 001- 41848); and

(d) The Registrant’s registration statement on Form S-8, filed with the Commission on January 2, 2025, other than Exhibits 4.1, 5.1, 10.1, 23.1 and 23.2.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 99.4 of the Registrant’s Current Report on Form 6-K, filed with the Commission on November 20, 2025)
5.1*	Opinion of Maples and Calder (Hong Kong) LLP
10.1	Second Amended and Restated 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.3 of the Registrant’s Current Report on Form 6-K, filed with the Commission on November 20, 2025)
23.1*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.2*	Consent of Marcum Asia CPAs LLP

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on January 9, 2026.

Trident Digital Tech Holdings Ltd

By:	/s/ Soon Huat Lim
	Name:	Soon Huat Lim
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ Soon Huat Lim	Chairman and Chief Executive Officer	January 9, 2026
Name: Soon Huat Lim	(principal executive officer)

*	Chief Financial Officer	January 9, 2026
Name: Haiyan Huang	(principal financial officer and principal accounting officer)

*	Chief Technology Officer and Director	January 9, 2026
Name: Poh Kiong Tan

*	Independent director	January 9, 2026
Name: How Teck Lim

*	Independent director	January 9, 2026
Name: Noi Keng Koh

*	Independent director	January 9, 2026
Name: Chwee Koh Chua

* By:	/s/ Soon Huat Lim
Name: Soon Huat Lim
Title: Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Trident Digital Tech Holdings Ltd, has signed this registration statement or amendment thereto in New York on January 9, 2026.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President for and on behalf of Cogency Global Inc.

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